Exhibit 99.(j)(e)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Fund Service Providers” and “Independent Registered Public Accounting Firm” in this Post-Effective Amendment No. 85 to the registration statement on Form N-1A.

PricewaterhouseCoopers LLP

New York, New York

September 15, 2006